Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453 Telephone: (781) 250-0111

Repligen Corporation Prices Public Offering of Shares of Common Stock

WALTHAM, MA – June 27, 2017 — Repligen Corporation (NASDAQ: RGEN) today announced the pricing of an underwritten public offering of 2,807,017 shares of its common stock at a public offering price of $42.75 per share. In addition, Repligen Corporation has granted the underwriters a 30-day option to purchase up to an additional 421,052 shares of its common stock at the public offering price, less underwriting discounts and commissions. Repligen expects proceeds from the offering, before deducting underwriting discounts and commissions and other offering expenses, to be approximately $120 million, excluding any exercise of the underwriters’ option to purchase additional shares. The offering is expected to close on or about July 3, 2017, subject to customary closing conditions.

J.P. Morgan Securities LLC and Stephens Inc. are acting as joint book-running managers for the offering. Janney Montgomery Scott LLC is acting as lead co-manager for the offering and Craig-Hallum Capital Group LLC is acting as a co-manager for the offering.

These securities will be issued and sold pursuant to an automatically effective shelf registration statement (including a base prospectus) that was previously filed with the Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement relating to this offering has been filed with the SEC. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering, when available, may be obtained from J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com and from Stephens Inc., ATTN: Equity Syndicate Desk, 111 Center Street, Little Rock, AR 72201, or by telephone at (800) 643-9691, or by email at prospectus@stephens.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Repligen Corporation

Repligen Corporation (NASDAQ:RGEN) is a bioprocessing company focused on the development, manufacture and commercialization of highly innovative products used to manufacture biologic drugs. Our bioprocessing products are sold to major life sciences companies, biopharmaceutical development companies and contract manufacturing organizations worldwide. We are the leading manufacturer of Protein A affinity ligands, a critical component of Protein A resins that are used to separate and purify monoclonal antibody-based therapeutics. In upstream processes, our XCell™ ATF systems and growth factors are used to accelerate and increase productivity during the cell culture stage of biologic drug manufacturing. In downstream processes, we developed and market our innovative line of OPUS® chromatography columns that we deliver pre-packed with our customers’ choice of resin for their bench-scale through clinical production-scale purification needs. With the acquisition of TangenX, we also manufacture single-use Sius™ TFF cassettes and hardware, used in downstream protein concentration and filtration processes. Repligen’s corporate headquarters are in Waltham, MA (USA) and our manufacturing facilities are located in Waltham, MA, Shrewsbury, MA, Lund, Sweden and Weingarten, Germany.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements, constitute forward-looking statements, including, without limitation, statements regarding completion of the proposed offering and the anticipated use of proceeds of the proposed offering, constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the prospectus for this offering, Repligen’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Source:

Repligen Corporation

Sondra Newman

Senior Director Investor Relations

(781) 419-1881

snewman@repligen.com